UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2010

SINO GREEN LAND CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)
Suite 2711A, 27/F, Exchange Tower,
33 Wang Chiu Road, Kowloon Bay,
Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-3104-0598
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Item 3.02.    Unregistered Sales of Equity Securities.

On December 12, 2010, Sino Green Land Corporation (the “Company”) sold 7,759,500 shares of common stock to an investor at $0.20 per share, for total gross proceeds of $1,551,900 pursuant to a common stock purchase agreement dated as of December 12, 2010.

The issuance of the shares pursuant to the above-mentioned agreement was made in reliance on the exemption from registration provided by Regulation S of the Securities Act as an offshore transaction involving non-U.S. persons.  The Company made this determination based on the representations of the investor that such investor was not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such investor was acquiring the Company’s common stock, for investment purposes that the investor understood that the shares of the Company’s common stock may not be sold or otherwise disposed of without registration under the Securities Act of 1933 or an applicable exemption therefrom..  The certificates for the common stock bear a restricted stock legend, and the Company’s transfer agent has been instructed to place a stop transfer order against any sale not in compliance with the Securities Act of 1933.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Common Stock Purchase Agreement, dated December 12, 2010, by and between the Company and Nemeth Chang Discretionary Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GREEN LAND CORPORATION

By:	/s/ Xiong Luo
Name: Xiong Luo
Title: Chief Executive Officer

Date: December 28, 2010